Exhibit 21.1

SUBSIDIARIES OF BROOKE CORPORATION

The following is a list of the direct and indirect subsidiaries of Brooke Corporation, a Kansas corporation. All active subsidiaries do business under their corporate names listed above or close derivatives thereof, except as indicated in the notes:

Subsidiary Name		Jurisdiction in which organized
1)	Brooke Franchise Corporation	Missouri (1)
2)	Brooke Credit Corporation	Kansas (1)
3)	Brooke Brokerage Corporation	Kansas (1)
4)	Brooke Agency Services Company LLC	Kansas (1)
5)	Brooke Agency Services Company of Nevada, LLC	Nevada (1)
6)	Brooke Investments, Inc.	Kansas (1)
7)	Brooke Bancshares, Inc.	Kansas (1)
8)	Brooke Agency Services Corporation	Kansas (1)
9)	Brooke Agency, Inc.	Kansas (2)
10)	The American Heritage, Inc.	Kansas (2)
11)	The American Agency, Inc.	Kansas (3)
12)	Brooke Funeral Services Company, LLC	Delaware (2)
13)	Brooke Life and Health, Inc.	Kansas (2)
14)	First Brooke Insurance and Financial Services, Inc.	Texas (2)
15)	Brooke Acceptance Company LLC	Delaware (4)
16)	Brooke Capital Company, LLC	Delaware (4)
17)	Brooke Captive Credit Company 2003, LLC	Delaware (4)
18)	Brooke Credit Funding, LLC	Delaware (4)
19)	Brooke Securitization Company 2004A, LLC	Delaware (4)
20)	CJD & Associates, L.L.C.	Kansas (5)
21)	Texas All Risk General Agency, Inc.	Texas (6)
22)	T.A.R. Holding Co., Inc.	Texas (6)
23)	All Risk General Agency, Inc.	Louisiana (7)
24)	The DB Group, LTD.	Bermuda (6)
25)	DB Indemnity, LTD.	Bermuda (6)

Notes to Subsidiaries of Brooke Corporation:

(1)	Wholly owned subsidiary of Brooke Corporation.
(2)	Wholly owned subsidiary of Brooke Franchise Corporation.
(3)	Wholly owned subsidiary of Brooke Franchise Corporation that conducts business under the name Agency Business Consultants.
(4)	Wholly owned subsidiary of Brooke Credit Corporation.
(5)	Wholly owned subsidiary of Brooke Brokerage Corporation that conducts business under the names Davidson-Babcock, Texas All Risk General Agency and All Risk General Agency.
(6)	Wholly owned subsidiary of CJD & Associates, L.L.C.
(7)	Subsidiary of T.A.R. Holding Co., Inc. (51% interest) and CJD & Associates, L.L.C. (49% interest).